                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                              Balance Bar Company
                                      to
                             BB Acquisition, Inc.
                         a wholly owned subsidiary of
                               Kraft Foods, Inc.
                   (Not to be used for signature guarantees)


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON FRIDAY, FEBRUARY 25, 2000, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See
Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

       By mail:              By Overnight Courier:             By Hand:
    40 Wall Street              40 Wall Street              40 Wall Street
      46th Floor                  46th Floor                  46th Floor
  New York, NY 10005          New York, NY 10005          New York, NY 10005
                             Attn: Reorganization
                                  Department

     By Facsimile                                         For Confirmation by
   Transmission for                                           Telephone:
 Eligible Institutions                                      (212) 936-5100
          and
     Confirmation:
    (718) 234-5001

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

   THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to BB Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Kraft Foods, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 28, 2000 (the "Offer to Purchase") and the related Letter to Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Balance Bar Company, a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered: __________     SIGN HERE
Certificate No(s) (if available):         Name(s) of Record Holder(s)


-------------------------------------     -------------------------------------


-------------------------------------     -------------------------------------
[_]Check if securities will be                       (Please Print)
   tendered by book-entry transfer

                                          Address(es):

Name of Tendering Institution:

                                          -------------------------------------

-------------------------------------

                                          -------------------------------------

Account No.: ________________________                                (Zip Code)


Dated: _______________________ , 2000     Area Code and Telephone No(s):

                                          -------------------------------------
                                          Signature(s):

                                          -------------------------------------

                                          -------------------------------------

                                   GUARANTEE
                   (Not to be used for signature guarantees)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm: _______________________     -------------------------------------

                                                 (Authorized Signature)

Address: ____________________________
                                          Title: ______________________________


-------------------------------------
                             Zip Code     Name: _______________________________


                                          -------------------------------------

Area Code and Telephone Number: _____            (Please type or print)


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
     SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
                                          Dated: _______________________ , 2000